As filed with the Securities and Exchange Commission on March 8, 2007

Registration No. 33- 14307

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT

TO FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CHEVRON CORPORATION

CHEVRON CAPITAL U.S.A. INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	94-0890210 94-2943052
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CHEVRON CORPORATION

CHEVRON CAPITAL U.S.A. INC.

6001 Bollinger Canyon Road, San Ramon, CA 94583

(925) 842-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lydia I. Beebe, Corporate Secretary

Chevron Corporation

6001 Bollinger Canyon Road, San Ramon, CA 94583

(925) 842-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ruth Modisette, Esq.

David M. Koeninger, Esq.

Pillsbury Winthrop Shaw Pittman LLP

50 Fremont Street

San Francisco, California 94105

TERMINATION OF REGISTRATION

This Post-Effective Amendment relates to the Registration Statement on Form S-3, Registration No. 33-14307, filed on May 15, 1987, pertaining to (a) Guaranteed Debt Securities of Chevron Capital U.S.A. Inc. and (b) Guaranties by Chevron Corporation.

The undersigned Registrants hereby remove and withdraw from registration $300 million in aggregate principal amount of debt securities and guaranties thereof, which constitute all securities registered pursuant to this Registration Statement that remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, each of the Registrants has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on March 8, 2007.

CHEVRON CORPORATION

By:	/s/ Robert C. Gordan
Name:	Robert C. Gordan
Title:	Assistant Treasurer

CHEVRON CAPITAL U.S.A. INC.

By:	/s/ Robert C. Gordan
Name:	Robert C. Gordan
Title:	Assistant Treasurer